Exhibit 6.11

October 2, 2018

I, Keith Kraemer, for the sum of $2,000, sell my 225,000,000 shares of Greene Concepts Inc common stock back to Greene Concepts Inc.

I have included the stock certificate as well as a stock power so that the shares may be returned to Pacific Stock Transfer.

Sincerely,

Keith Kraemer

October 4, 2018

KEITH KRAEMER
3114 WILLOW AVE
APT #2
CLOVIS, CA 93612

PACIFIC STOCK TRANSFER
6725 VIA AUSTI PKWY
SUITE 300
LAS VEGAS, NV 89119

To Whom It May Concern:

This letter is to detail the mutual intentions of Keith Kraemer (the “Shareholder”) and Greene Concepts Incorporated (the “Issuer”) to retire and return to the Issuer's treasury 240,000,000 (Two Hundred Forty Million) shares of Common Stock issued in two separate entries as follows: 15,000,000 (CS3- 13441) issued as of 10/14/15, and 225,000,000 (CS3- 14071) issued as of 05/18/16 (together the “Shares”).

The Shareholder is the sole holder of record of the Shares, and is the beneficial owner of the Shares, free and clear of all Liens, and there exists no restriction on the transfer of the Shares to the Company. Upon execution hereof, Stockholder shall deliver to the Company at good and marketable title to the Shares free and clear of all Liens.

Let this letter serve as authorization to Pacific Stock Transfer Co. (the “Transfer Agent”), upon execution hereof, the Shareholder shall deliver to the Transfer Agent the certificates representing the Shares (unless the shares are held exclusively in book-entry) for cancellation, duly executed for cancellation and accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the transfer agent may require).

Sincerely,

Keith Kraemer

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to:

Greene Concepts Inc.

240,000,000 shares of the Common stock of Greene Concepts Inc.

Represented by certificate(s) No(s). CS3-1344 + CS3 14071

Inclusive, standing in the name of the undersigned on the books of said company.

The undersigned does (do) hereby irrevocably constitute and appoint:

Pacific Stock Transfer

attorney to transfer the said stock on the books of said company, with full power of substitution in the premises.

Dated:	10-5-2018

(Person(s) Executing This Power Sign(s) Here)

IMPORTANT–PLEASE READ CAREFULLY

This signature(s) to this Power mast correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration or enlargement or any change whatever.